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                                 EXHIBIT 23.1

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                       [Letterhead of Charles M. Stivers]


                                        December 5, 1997



Securities and Exchange Commission
459 Fifth Street
Washington, D.C. 20549

Gentlemen:

     We have read the statements made by Tengasco, Inc. in Amended Form 10-SB, which we understand will be filled with the Commission, with respect to the change in accountants from Price-Bednar,LLP to our firm and thereafter, from our firm to DBO Seidman LLP. We agree with the statements concerning our firm in such Amended form 10-SB.

Further, I consent to the reference to me under the captions "Experts" and "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" and to the use of my report for the year ended December 31, 1995 in the Amended Registration Statement(Form 10-SB)of Tengasco, Inc.





                                        /s/ Charles M. Stivers
                                        -------------------------------
                                            Charles M. Stivers, CPA